Exhibit 10.4

SUMMARY SHEET FOR EXECUTIVE CASH COMPENSATION

The following table sets forth annual base salaries provided to the Company’s principal executive officer, principal financial officer and other named executive officers in 2014 and the 2015 base salaries approved by the Compensation Committee of the Board of Directors (Committee) on March 24, 2015.

Named Executive Officers	2014 Base Salaries	2015 Base Salaries
David S. Haffner, Board Chair and Chief Executive Officer	$1,090,000	$1,130,000
Karl G. Glassman, President and Chief Operating Officer	$810,000	$840,000
Matthew C. Flanigan, EVP and Chief Financial Officer	$490,000	$507,000
Perry E. Davis, SVP, President – Residential Furnishings	$352,000	$370,000
Joseph D. Downes, Jr., SVP, President – Industrial Materials	$347,300	$140,000	[1]
Jack D. Crusa, SVP, President – Specialized Products	$342,000	$365,000

[1]	Mr. Downes will retire from his current position as of April 5, 2015 but continue with the Company in a lesser position through December 31, 2015. He will continue to receive his current base salary of $347,300 through April 5, 2015.

Except as noted below, the executive officers will be eligible to receive a cash award under the Company’s 2014 Key Officers Incentive Plan (filed March 25, 2014 as Appendix A to the Company’s Proxy Statement) (Plan) in accordance with the 2015 Award Formula (filed March 26, 2015 as Exhibit 10.3 to the Company’s Form 8-K). An executive’s cash award is calculated by multiplying his annual salary at the end of the year by a percentage (Target Percentage) set by the Committee, then applying an award formula adopted by the Committee for that year. The Target Percentages in 2014 and 2015 for the principal executive officer, principal financial officer and other named executive officers are shown in the following table.

Named Executive Officers	2014 Target Percentages	2015 Target Percentages
David S. Haffner, Board Chair and Chief Executive Officer	115%	115%
Karl G. Glassman, President and Chief Operating Officer	90%	90%
Matthew C. Flanigan, EVP and Chief Financial Officer	80%	80%
Perry E. Davis, SVP, President – Residential Furnishings	60%	60%
Joseph D. Downes, Jr., SVP, President – Industrial Materials	50%	40%[1]
Jack D. Crusa, SVP, President – Specialized Products	50%	60%

[1]	Mr. Downes will participate in the Company’s Key Management Incentive Compensation Plan, which is a cash bonus plan for non-executive officers. The award payout under this plan is determined in substantially the same manner as the 2014 Key Officers Incentive Plan and the 2015 Award Formula. The performance objectives are Return on Capital Employed (70% weighting) and Free Cash Flow (30% weighting) increased by as much as 5% for exceptional safety performance or decreased by as much as 20% for critical compliance failures.

Individual Performance Goals. An executive’s cash award under the 2015 Award Formula is based, in part, on individual performance goals established outside the Plan (20% relative weight). The goals for our named executive officers are:

David S. Haffner: Strategic planning, business unit portfolio management, acquisition integration;

Karl G. Glassman: Business unit portfolio management, margin enhancement, revenue growth, acquisition integration, profitability of targeted businesses;

Matthew C. Flanigan: Information technology and risk management initiatives, leadership development;

Perry E. Davis: Acquisition objectives, growth of targeted businesses, leadership development;

Joseph D. Downes, Jr.: Because of Mr. Downes’ retirement from his current position, to be effective April 5, 2015, no IPGs were assigned; and

Jack D. Crusa: Capital improvements, growth and restructuring of targeted businesses, purchasing initiatives.

The achievement of the individual performance goals is measured by the following schedule.

Individual Performance Goals Payout Schedule (1-5 scale)

Achievement	Payout
1 – Did not achieve goal	0%
2 – Partially achieved goal	50%
3 – Substantially achieved goal	75%
4 – Fully achieved goal	100%
5 – Significantly exceeded goal	up to 150%

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